Cusip No. 036115103                      13G                  Page 8 of 11 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 12, 1999
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               MORGAN  STANLEY  DEAN WITTER & CO.,  MORGAN  STANLEY  DEAN WITTER

               ADVISORS INC. and VAN KAMPEN ASSET  MANAGEMENT  INC. hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


          MORGAN STANLEY DEAN WITTER & CO.

BY:       /s/ Bruce Bromberg
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          Bruce Bromberg  /  Vice President Morgan Stanley &  Co. Incorporated

          MORGAN STANLEY DEAN WITTER ADVISORS INC.

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Morgan Stanley Dean Witter
                         Advisors Inc.

          VAN KAMPEN ASSET MANAGEMENT INC.

          BY: /s/ Donald P. Ryan
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          Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                           Management Inc.